Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Investor Relations 203-363-7329 www.craneco.com

Crane Holdings, Co. Completes Financing For Upcoming Separation

Crane Company and Crane NXT on Track to Become Independent Companies on April 3, 2023, Following Completion of Previously Announced Separation Transaction

STAMFORD, Conn., (March 20, 2023) – Crane Holdings, Co. (“Crane” or the “Company,” NYSE: CR), a diversified manufacturer of highly engineered industrial products, today announced the signing of credit agreements that will provide an aggregate principal amount of $1.65 billion in new syndicated revolving credit and term loan facilities for Crane Company (“Crane Company”) and the Company, which will be renamed Crane NXT, Co. (“Crane NXT”). The new facilities are intended to support Crane’s previously announced plan to separate into two independent and simplified businesses, which we expect to complete on April 3, 2023.

Richard Maue, Crane Executive Vice President & Chief Financial Officer, stated: “The new financings ensure that, upon separation, Crane Company and Crane NXT will each have strong and flexible balance sheets, enabling them to execute on their growth strategies. Both companies have a rigorous and disciplined approach to capital allocation, and I am confident that both are positioned to drive long-term shareholder value.”

Post-Separation Crane Company Capital Structure and Financing Details

For Crane Company, the new financing includes a $500 million five-year revolving credit facility and a $300 million three-year term loan. Immediately following the separation, we expect that Crane Company’s only outstanding debt will be the new $300 million term loan and that the revolving credit facility will be undrawn. It is expected that the proceeds from this term loan will be used to pay a dividend of up to $300 million to Crane, with remaining proceeds, if any, to be used for general corporate purposes by Crane Company. We expect Crane Company will have approximately $150 to $200 million of cash at the time of the separation, resulting in net debt (total debt less total cash) of approximately $100 to $150 million.

Based on previously issued guidance for the 2023 fiscal year, which reflected pro forma EBITDA of approximately $321 million, Crane Company’s net debt-to-EBITDA at separation is expected to be less than 0.5x. It is anticipated that the strong post-separation balance sheet of Crane Company will support financial capacity for potential acquisitions of approximately $1 billion at the time of separation, growing to approximately $4 billion by 2028, as discussed at Crane Company’s March 9, 2023 Investor Conference (a replay is available on Crane’s website at www.craneco.com).

Post-Separation Crane NXT, Co. Capital Structure and Financing Details

For Crane NXT, the new financing includes a $500 million five-year revolving credit facility and a $350 million three-year term loan. Crane NXT will also retain $545 million of Crane’s long-term, fixed rate notes. We expect Crane NXT will have approximately $200 to $250 million of cash at the time of separation, resulting in net debt (total debt less total cash) of approximately $645 to $695 million.

Based on previously issued guidance for the 2023 fiscal year, which reflected pro forma EBITDA of approximately $364 million, Crane NXT’s net debt-to-EBITDA at separation is expected to be approximately 1.5x to 2x. It is anticipated that the strong post-separation balance sheet of Crane NXT will support financial capacity for potential acquisitions of approximately $1 billion at the time of separation, growing to approximately $3 billion by 2027, as discussed at Crane NXT’s March 9, 2023 Investor Conference (a replay is available on Crane’s website at www.craneco.com).

Additional Financing Details

JPMorgan Chase Bank, N.A. acted as the administrative agent, and lead-left bookrunner and joint lead arranger, for the syndicate of 14 banks. Joint bookrunners and joint lead arrangers included Bank of America, Goldman Sachs, TD Bank, U.S. Bank, and Wells Fargo.

About Crane Holdings, Co. and the Upcoming Separation Transaction

Crane Holdings, Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers across end markets including aerospace, defense, chemical and petrochemical, water and wastewater, payment automation, and banknote security and production, as well as for a wide range of general industrial and consumer applications. The Company has four business segments: Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies, and Engineered Materials. Crane has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

As previously announced, Crane will be separating into two independent companies on April 3, 2023. The separation is expected to occur through a tax-free distribution of the Aerospace & Electronics, Process Flow Technologies, and Engineered Materials businesses to the Company’s shareholders. Payment & Merchandising Technologies will be renamed Crane NXT concurrent with the separation, and the Aerospace & Electronics, Process Flow Technologies, and Engineered Materials businesses will be named Crane Company. Upon completion of the separation, shareholders as of the record date will own 100% of the equity in both of the publicly traded companies.

The separation is subject to the satisfaction of customary conditions and final approval of the separation by Crane Holdings Co.’s Board of Directors. Shareholder approval is not required.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s and the ultimate spin-off company’s (“SpinCo”) portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the separation transaction; benefits and synergies of the separation transaction; strategic and competitive advantages of each of Crane and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the separation transaction will be completed, that Crane’s Board of Directors will continue to pursue the separation transaction (even if there are no impediments to completion), that Crane will be able to separate its businesses or that the separation transaction will be the most beneficial alternative considered. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the continuing effects from the COVID-19 pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, theft of personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to our reportable segments, including Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of Crane and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation transaction and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the separation transaction.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2022 and the other documents Crane and its subsidiaries file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which has been filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.

Non-GAAP Financial Measures

Crane and Crane Company report their financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references certain non-GAAP financial measures, including EBITDA and net debt-to-EBITDA, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane and Crane Company. Crane and Crane Company management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore Crane and Crane Company’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for post-separation Crane Company and Crane NXT, including EBITDA and net debt-to-EBITDA, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane Company’s and Crane NXT’s future GAAP results. For post-separation Crane Company and Crane NXT, EBITDA is calculated as earnings before interest, tax, depreciation and amortization expenses, before Special Items which include transaction related expenses such as tax charges, professional fees and incremental corporate costs related to the proposed separation and other potential corporate transactions. Net debt-to-EBITDA is calculated as net debt (total debt less total cash) divided by EBITDA.